AETNA GET FUND
NSAR Annual Filing
12/31/2000


77A
Is the Registrant filing any of the following attachments with the current filing of Form N-SAR (L)

Y
77B
Accountant's report on internal control (A)

77C
Submission of matters to a vote of security holders (L)
Y
77D
Policies with respect to security investments (L)
N
77E
Legal proceedings (L)
N
77F
Changes in security for debt (A)

77G
Defaults and arrears on senior securities (A)

77H
Changes in control of registrant (L)
Y
77I
Terms of new or amended securities (L)
Y
77J
Re valuation of assets or restatement of capital share account (A)

77K
Changes in registrant's certifying account (A)

77L
Changes in accounting principles and practices (A)

77M
Mergers (L)
N
77N
Actions to be reported pursuant to Rule 2a-7 (A)

77O
Transactions effected pursuant to Rule 10f-3 (A)

77P
Information required to be filed with the registrant's periodic reports pursuant to existing exemptive orders (L)

N
77Q1
Exhibits


(a)	copies of material amendments to charter or by-laws (L)
Y

(b)	copies of text of any proposal described in 77D (L)
[blank]

(c)	copies of amendments described in 77G (A)


(d)	copies of constituent instruments in 77J (A)


(e)	copies of any new/amended investment advisory contracts  (L)
Y

(f)	letters from registrant & auditors pursuant to 77K/77L (A)


(g)	mergers (L)
[blank]
77Q2


77Q3


80-85
Fidelity Bond (L)




A	=	Aeltus Investment (Mark Baral)
L	=	Law (Michael Gioffre, Ellen Valvo)




Screens 41 & 42 are to be filed only once each year, at end of Registrant's /Series' fiscal year.

80
Fidelity bond(s) in effect at the end of the period:


A) Insurer name: GULF INSURANCE COMPANY


B) Second insurer:


C) Aggregate face amount of coverage for Registrant/Series on all bonds on which it is named as an insured. (000's omitted)


20,000
81
A) Is the bond part of a joint fidelity bond(s) shared with other investment companies, or entities? (Y or N)

Y

B) If answer to 81A is "Y" (Yes), how many other investment companies or other entities are covered by the bond? (Count each series as a separate investment company.)


42
82
A) Does the mandatory coverage of the fidelity bond have a deductible?  (Y or N)

N

B) If the answer to 82A is "Y" (Yes), what is the amount of the deductible? ($000's omitted)


83
A) Were any claims with respect to this Registrant/Series filed under the bond during the period? (Y or N)

N

B) If the answer to 83A is "Y" (Yes), what was the total amount of such claims? ($000's omitted)


84
A) Were any losses incurred with respect to this Registrant/Series that could have been filed as a claim under the fidelity bond but were not? (Y or N)


N

B) If the answer to 84A is "Y" (Yes), what was the total amount of such losses? ($000's omitted)


85
A) Are Registrant's/Series' officers and directors covered as officers and directors of Registrant/Series under any errors and omissions insurance policy owned by the Registrant/Series or anyone else? (Y or N)



Y

B)Were any claims filed under such policy during the period with respect to the Registrant/Series? (Y or N)

N



Sub-Item 77C - Submission of Matters to a Vote of Security Holders		Y

(a)  A special meeting was held on November 22, 2000.

(b)  The following Trustees were elected:

J. Scott Fox
John Y. Kim*
Albert E. DePrince, Jr.
Sidney Koch
Maria T. Fighetti
Corine T. Norgaard
David Grove
Richard G. Scheide

*John Y. Kim resigned from his position as Trustee of the Fund effective January
 31, 2001.

(c)	The matter voted upon at the special meeting was to 1) consider the election of 8 Trustees to serve until their successors are elected and qualified; 2) approve a new advisory agreement; 3) approve an amendment to the Fund's Declaration of Trust; and 4) ratify the selection of KPMG LLP as independent auditors for the Fund for the fiscal year ended December 31, 2001.

(1)	To consider and vote on the election of 8 Board members to serve until their successors are elected and qualified:

	J. Scott Fox

	Number of affirmative votes: 	161,941,173.595
	Number of negative votes:	4,675,161.285


	Albert E. DePrince, Jr.

Number of affirmative votes: 	161,983,649.915
Number of negative votes:	4,632,684.965


	Maria T. Fighetti

Number of affirmative votes: 	161,979,572.374
Number of negative votes:	4,636,762.506


	   David Grove

Number of affirmative votes: 	161,704,930.371
Number of negative votes:	4,911,404.509


	John Y. Kim

Number of affirmative votes: 	161,893,215.977
Number of negative votes:	4,723,118.903


	Sidney Koch

Number of affirmative votes: 	161,986,466.996
Number of negative votes:	4,629,867.884


			  Corine T. Norgaard

Number of affirmative votes: 	161,953,115.303
Number of negative votes:	4,663,219.577


			   Richard G. Scheide

Number of affirmative votes: 	161,891,352.516
Number of negative votes:	4,724,982.364


(2) to approve a new Investment Advisory Agreement between the Fund, on behalf of Series C, and Aeltus Investment Management, Inc.:

Number of affirmative votes: 	12,047,796.735
Number of negative votes:	369,689.391
Number of abstaining votes:	866,925.692

to approve a new Investment Advisory Agreement between the Fund, on behalf of Series D, and Aeltus Investment Management, Inc.:

Number of affirmative votes: 	46,397,730.215
Number of negative votes:	1,319,314.715
Number of abstaining votes:	771,767.865

to approve a new Investment Advisory Agreement between the Fund, on behalf of Series E, and Aeltus Investment Management, Inc.:

Number of affirmative votes: 	42,897,215.593
Number of negative votes:	1,104,967.442
Number of abstaining votes:	2,882,554.048

to approve a new Investment Advisory Agreement between the Fund, on behalf of Series G, and Aeltus Investment Management, Inc.:

Number of affirmative votes: 	21,630,611.806
Number of negative votes:	471,150.631
Number of abstaining votes:	922,798.699


to approve a new Investment Advisory Agreement between the Fund, on behalf of Series H, and Aeltus Investment Management, Inc.:

Number of affirmative votes: 	16,054,054.718
Number of negative votes:	182,030.741
Number of abstaining votes:	775,758.890

to approve a new Investment Advisory Agreement between the Fund, on behalf of Series I, and Aeltus Investment Management, Inc.:

Number of affirmative votes: 	8,983,586.963
Number of negative votes:	127,024.034
Number of abstaining votes:	474,815.393

to approve a new Investment Advisory Agreement between the Fund, on behalf of Series J, and Aeltus Investment Management, Inc.:

Number of affirmative votes: 	7,670,237.516
Number of negative votes:	407,869.377
Number of abstaining votes:	169,553.778

to approve a new Investment Advisory Agreement between the Fund, on behalf of Series K, and Aeltus Investment Management, Inc.:

Number of affirmative votes: 	88,880.942
Number of negative votes:	0
Number of abstaining votes:	0


(3) to approve an amendment to the Fund's Declaration of Trust:

Number of affirmative votes: 	154,434,117.462
Number of negative votes:	5,336,491.169
Number of abstaining votes:	6,845,726.249


(4) to ratify the selection of KPMG LLP as independent auditors for the fiscal year ending December 31, 2001:

Number of affirmative votes: 	160,593,872.804
Number of negative votes:	2,115,430.066
Number of abstaining votes:	3,907,032.010



Sub-Item 77H - Changes in control of registrant	Y		Y

(a) On December 13, 2000, Aetna Inc., the former indirect parent company of Aetna Life Insurance and Annuity Company ("ALIAC"), sold its financial services and international businesses, including ALIAC, to ING Groep N.V. (ING).

As of December 29, 2000, ALIAC, and its affiliates, had the following interest in the portfolios of the Registrant through direct ownership or through one of ALIAC's separate accounts:



% Aetna


Series C
	100.00%
Series D
	100.00%
Series E
	100.00%
Series G
	100.00%
Series H
	100.00%
Series I
	100.00%
Series J
	100.00%
Series K
	100.00%
Series L
	49.96%


(b)  See 77H (a).




Sub-Item 77I - Terms of New or Amended Securities	Y


Pursuant to the Declaration of Trust for the Aetna GET Fund ("Trust"), effective October 15, 2000, the Board of Trustees of the Trust divided the shares of beneficial interest of the Trust into and established separate series (GET L and GET M) distinct from shares of the Trust previously issued. Shares of each new series have voting powers and redemptive rights as referred to in the Amendment to the Declaration of Trust.

On November 22, 2000, the shareholders of the Aetna GET Fund approved an amendment to the Fund's Declaration of Trust. The Amendment replaced the requirement that the Board of Trustees set a record date for the determination of shareholders entitled to vote at a shareholder meeting not more than 60 days prior to the meeting with the authority to establish a record date not more than 90 days prior to the meeting date.




Sub-Item 77Q1 - Exhibits	Y

(a)	Amendments to the Declaration of Trust of Aetna GET Fund are attached herewith.


AMENDMENT TO DECLARATION OF TRUST OF
AETNA GET FUND

Designating Two New Series of Beneficial Interests

	The undersigned, being a majority of the duly elected and qualified Trustees of Aetna GET Fund, a Massachusetts business trust (the "Trust"), acting pursuant to Sections 1.1, 6.2 and 11.3 of the Declaration of Trust dated March 3, 1987, as amended (the "Declaration of Trust"), hereby divide the shares of beneficial interest of the Trust into and establish separate series (each individually a "Series") distinct from shares of the Trust previously issued, with the Series to have the following special and rel


1.  Each Series shall be designated as follows:

		Series L
		Series M

	2.	Each Series shall be authorized to hold cash and invest in securities and instruments and use investment techniques as described in the Trust's registration statement under the Securities Act of 1933 and the Investment
 Company Act of 1940 ("Investment Company Act"), as amended from time to time.  Each share of beneficial interest of each Series ("share") shall be redeemable as provided in the Declaration of Trust, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on ma eries shall be entitled to vote and shall represent a pro rata beneficial interest in the assets held by the respective Series.  The proceeds of sales of shares of a Series, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to the respective Series, unless otherwise required by law.  Each share of a
 Series shall be entitled to receive its pro rata share of net assets of the respective Series upon its liquidation.  Each Series may be terminated pursu
dation approved by a majority of the Trust's Board of Trustees ("Trustees").

	3.	Shareholders of each Series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to the respective Series as provided in Rule 18f-2 under the Investment Company Act or any successor rule and in the Declaration of Trust.

	4.	The Trustees (including any successor Trustee) shall have the right at any time and from time to time to allocate assets and expenses pursuant to Sections 6.2(c) and 6.2(d) of the Declaration of Trust, to change the designation of any Series now or hereafter created, or to otherwise change the special and relative rights of any such Series provided that such change shall not adversely affect the rights of shareholders of the Series.


The foregoing shall be effective upon execution.


/s/ Albert E. DePrince, Jr.
Albert E. DePrince, Jr., as Trustee and not individually


/s/ Maria T. Fighetti
Maria T. Fighetti, as Trustee and not individually


/s/ J. Scott Fox
J. Scott Fox, as Trustee and not individually


/s/ David L. Grove
David L. Grove, as Trustee and not individually


/s/ John Y. Kim
John Y. Kim, as Trustee and not individually


/s/ Sidney Koch
Sidney Koch, as Trustee and not individually


/s/ Corine T. Norgaard
Corine T. Norgaard, as Trustee and not individually


/s/ Richard G. Scheide
Richard G. Scheide, as Trustee and not individually


Dated:	October 15, 2000


Amendment to
Declaration of Trust of
AETNA GET FUND

The undersigned, being a majority of the duly elected and qualified Trustees of Aetna GET Fund (the "Trust"), a Massachusetts business Trust, acting pursuant to Section 11.3 of the Declaration of Trust dated March 9, 1987, as amended, (the "Declaration of Trust") hereby states that the shareholders of the Trust, upon approval and recommendation of the Board of Trustees, on November 22, 2000, approved the amendment and restatement of Article X,
 Section 10.4 of the Declaration of Trust as follows:
10.4. Record Date for Meetings. For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding 30 days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than 90 days prior to the date of any meeting of Shareholders or other action as a recor the persons to be treated as Shareholders of record for such purposes, except for dividend payments, which shall be governed by Section 9.2.


The foregoing shall be effective upon execution.


/s/ Albert E. DePrince, Jr.
Albert E. DePrince, Jr., as Trustee and not individually


/s/ Maria T. Fighetti
Maria T. Fighetti, as Trustee and not individually


/s/ J. Scott Fox
J. Scott Fox, as Trustee and not individually


/s/ David L. Grove
David L. Grove, as Trustee and not individually


/s/ John Y. Kim
John Y. Kim, as Trustee and not individually


/s/ Sidney Koch
Sidney Koch, as Trustee and not individually


/s/ Corine T. Norgaard
Corine T. Norgaard, as Trustee and not individually


/s/ Richard G. Scheide
Richard G. Scheide, as Trustee and not individually


Dated:



Sub-Item 77Q1 - Exhibits	Y


(e)	Investment Advisory Agreement for Aetna GET Fund is attached herewith.

INVESTMENT ADVISORY AGREEMENT
THIS AGREEMENT is made by and between AELTUS INVESTMENT MANAGEMENT,
 INC. a Connecticut corporation (the "Adviser") and AETNA GET FUND, a Massachusetts business trust (the "Fund"), on behalf of its Series
 L ("Series"), as of the date set forth above the parties' signatures.
W I T N E S S E T H
WHEREAS, the Fund is registered with the Securities and Exchange
 Commission (the "Commission") as an open-end, diversified, management investment company under the Investment Company Act of 1940 (the "1940 Act")
; and
WHEREAS, the Fund has established the Series; and
WHEREAS, the Adviser is registered with the Commission as an investment adviser under the Investment Advisers Act of 1940
 (the "Advisers Act"), and is in the business of acting as an investment adviser; and
WHEREAS, the Fund, on behalf of the Series, and the Adviser desire to enter into an agreement to provide for investment advisory and management services for the Series on the terms and conditions hereinafter set forth;
NOW THEREFORE, the parties agree as follows:
I.	APPOINTMENT AND OBLIGATIONS OF THE ADVISER
Subject to the terms and conditions of this Agreement and the policies and control of the Fund's Board of Trustees (the "Board"), the Fund, on
 behalf of the Series, hereby appoints the Adviser to serve as the investment adviser to the Series, to provide the investment advisory services set forth below in Section II. The Adviser agrees that, except as required to carry out its duties under this Agreement or otherwise expressly authorized, it is acting as an independent contractor and not as an agent of the S
ct for or represent the Series in any way.
II.	DUTIES OF THE ADVISER
In carrying out the terms of this Agreement, the Adviser shall do the following:
	1.	supervise all aspects of the operations of the Series;
	2.	select the securities to be purchased, sold or exchanged by the
Series or otherwise represented in the Series' investment portfolio, place trades for all such securities and regularly report thereon to the Board;
	3.	formulate and implement continuing programs for the purchase and sale of securities and regularly report thereon to the Board;
	4.	obtain and evaluate pertinent information about significant
 developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally, the
 Series, securities held by or under consideration for the Series, or the issuers of those securities;
	5.	provide economic research and securities analyses as the Adviser considers necessary or advisable in connection with the Adviser's performance of its duties hereunder;
	6.	obtain the services of, contract with, and provide instructions to custodians and/or subcustodians of the Series' securities, transfer agents, dividend paying agents, pricing services and other service providers as are necessary to carry out the terms of this Agreement; and
	7.	take any other actions which appear to the Adviser and the Board necessary to carry into effect the purposes of this Agreement.
III.	REPRESENTATIONS AND WARRANTIES
	A.	Representations and Warranties of the Adviser
	The Adviser hereby represents and warrants to the Fund as follows:
		1.	Due Incorporation and Organization. The Adviser is duly organized and is in good standing under the laws of the State of Connecticut and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.
		2.	Registration. The Adviser is registered as an investment adviser with the Commission under the Advisers Act. The Adviser shall maintain such registration in effect at all times during the term of this Agreement.
		3.	Best Efforts. The Adviser at all times shall provide its best judgment and effort to the Series in carrying out its obligations hereunder.
	B.	Representations and Warranties of the Series and the Fund
	The Fund, on behalf of the Series, hereby represents and warrants to the
 Adviser as follows:
		1.	Due Establishment and Organization. The Fund has been duly established under the laws of the Commonwealth of Massachusetts and it is authorized to enter into this Agreement and carry out its obligations hereunder.
		2.	Registration. The Fund is registered as an investment company with the Commission under the 1940 Act and shares of the Series are registered or qualified for offer and sale to the public under the Securities Act of
 1933 and all applicable state securities laws. Such registrations or qualifications will be kept in effect during the term of this Agreement.


IV.	DELEGATION OF RESPONSIBILITIES
Subject to the approval of the Board and the shareholders of the Series, the Adviser may enter into a Subadvisory Agreement to engage a subadviser to the Adviser with respect to the Series.
V.	BROKER-DEALER RELATIONSHIPS
	A.	Series Trades
	The Adviser shall place all orders for the purchase and sale of portfolio securities for the Series with brokers or dealers selected by the Adviser, which may include brokers or dealers affiliated with the
 Adviser. The Adviser shall use its best efforts to seek to execute portfolio transactions at prices that are advantageous to the Series and at commission rates that are reasonable in relation to the benefits received.
	B.	Selection of Broker-Dealers
	In selecting broker-dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage or research services (as those terms are defined in Section 28(e) of the Securities
 Exchange Act of 1934) to the Adviser and/or the other accounts over which the Adviser or its affiliates exercise investment discretion. The Adviser is authorized to pay a broker or dealer who provides such brokerage or research services a commission for executing a portfolio transaction fo of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker or dealer and is paid in compliance with Section 28(e). This determination may be viewed in terms of either that particular transaction or the overall responsibilities that the Adviser and its affiliates have with respect to accounts ove
t discretion. The Adviser may consider the sale of shares of the
 Series and of other investment companies advised by the Adviser as a factor in the selection of brokers or dealers to effect transactions for the Series, subject to the Adviser's duty to seek best execution. The
 Adviser may also select brokers or dealers to effect transactions for the
 Series that provide payment for expenses of the Series. The Board shall periodically review the commissions paid by the Series to determine if the commissions pa
of time were reasonable in relation to the benefits received.
VI.	CONTROL BY THE BOARD
Any investment program undertaken by the Adviser pursuant to this
 Agreement, as well as any other activities undertaken by the Adviser on behalf of the Series pursuant thereto, shall at all times be subject to any directives of the Board.
VII.	COMPLIANCE WITH APPLICABLE REQUIREMENTS
In carrying out its obligations under this Agreement, the Adviser shall at all times conform to:
	1.	all applicable provisions of the 1940 Act;
	2.	the provisions of the current Registration Statement of the Fund;
	3.	the provisions of the Fund's Declaration of Trust, as amended;
	4.	the provisions of the Bylaws of the Fund, as amended; and
	5.	any other applicable provisions of state and federal law.
VIII.	COMPENSATION
For the services to be rendered, the facilities furnished and the expenses assumed by the Adviser, the Fund, on behalf of the Series, shall pay to the Adviser an annual fee, payable monthly, equal to 0.25%
 of the average daily net assets of the Series during the offering period and equal to 0.60% of the average daily net assets of the Series during the guarantee period. Except as hereinafter set forth, compensation under this Agreement shall be calculated and accrued daily at the rate of 1/365
 (1/366 in the
 of the daily net assets of the Series during the offering period and equal to 0.60% of the daily net assets of the Series during the guarantee period. If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees set forth above. Subject to the provisions of Section X hereof, payment of the Adviser's compensa all be made as promptly as possible.
IX.	EXPENSES
The expenses in connection with the management of the Series shall be allocated between the Series and the Adviser as follows:
	A.	Expenses of the Adviser
	The Adviser shall pay:
		1.	the salaries, employment benefits and other related costs and expenses of those of its personnel engaged in providing investment advice to the
 Series, including without limitation, office space, office equipment, telephone and postage costs; and
		2.	all fees and expenses of all trustees, officers and employees, if any, of the Fund who are employees of the Adviser, including any salaries and employment benefits payable to those persons.
	B.	Expenses of the Series
	The Series shall pay:
		1.	investment advisory fees pursuant to this Agreement;
		2.	brokers' commissions, issue and transfer taxes or other transaction fees payable in connection with any transactions in the securities in the
 Series' investment portfolio or other investment transactions incurred in managing the Series' assets, including portions of commissions that may be paid to reflect brokerage research services provided to the Adviser;
		3.	fees and expenses of the Series' independent accountants and legal counsel and the independent trustees' legal counsel;
		4.	fees and expenses of any administrator, transfer agent, custodian, dividend, accounting, pricing or disbursing agent of the Series;
		5.	interest and taxes;
		6.	fees and expenses of any membership in the Investment Company Institute or any similar organization in which the Board deems it advisable for the
 Fund to maintain membership;
		7.	insurance premiums on property or personnel (including officers and trustees) of the Fund;
		8.	all fees and expenses of the Fund's trustees, who are not
 "interested persons" (as defined in the 1940 Act) of the Fund or the
 Adviser;
		9.	expenses of preparing, printing and distributing proxies, proxy statements, prospectuses and reports to shareholders of the Series, except for those expenses paid by third parties in connection with the distribution of Series shares and all costs and expenses of shareholders'
 meetings;
		10.	all expenses incident to the payment of any dividend, distribution, withdrawal or redemption, whether in shares of the Series or in cash;
		11.	costs and expenses (other than those detailed in paragraph 9 above)
 of promoting the sale of shares in the Series, including preparing prospectuses and reports to shareholders of the Series, provided, nothing in this Agreement shall prevent the charging of such costs to third parties involved in the distribution and sale of Series shares;
		12.	fees payable by the Series to the Commission or to any state securities regulator or other regulatory authority for the registration of shares of the Series in any state or territory of the United States or of the District of Columbia;
		13.	all costs attributable to investor services, administering
 shareholder accounts and handling shareholder relations, (including, without limitation, telephone and personnel expenses), which costs may also be charged to third parties by the Adviser; and
		14.	any other ordinary, routine expenses incurred in the management of the Series' assets, and any nonrecurring or extraordinary expenses, including organizational expenses, litigation affecting the Series and any indemnification by the Fund of its officers, trustees or agents.
 Notwithstanding the above, the Adviser may waive a portion or all of the fees it is entitled to receive.
In addition, the Adviser may reimburse the Fund, on behalf of a Series, for expenses allocated to a Series.
The Adviser has agreed to waive fees and/or reimburse expenses so that the Series' total annual operating expenses do not exceed 0.75% of the average daily net assets.
X.	ADDITIONAL SERVICES
Upon the request of the Board, the Adviser may perform certain accounting, shareholder servicing or other administrative services on behalf of the
 Series that are not required by this Agreement. Such services will be performed on behalf of the Series and the Adviser may receive from the
 Series such reimbursement for costs or reasonable compensation for such services as may be agreed upon between the Adviser and the Board on a finding by the Board that the provision of such services by the Adviser is in the
d its shareholders. Payment or assumption by the Adviser of any Series expense that the Adviser is not otherwise required to pay or assume under this Agreement shall not relieve the Adviser of any of its obligations to the Series nor obligate the Adviser to pay or assume any similar Series expense on any subsequent occasions.
XI.	NONEXCLUSIVITY
The services of the Adviser to the Series are not to be deemed to be exclusive, and the Adviser shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities, so long as its services under this Agreement are not impaired thereby. It is understood and agreed that officers and directors of the Adviser may serve as officers or trustees of the Fund, and that officers or trustees of the Fund may serve as officers or directors of t
ted by law; and that the officers and directors of the Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors or trustees of any other firm or trust, including other investment companies.
XII.	TERM
This Agreement shall become effective on December 13, 2000, and shall remain in force and effect through December 31, 2001, unless earlier terminated under the provisions of Article XIV.
XIII.	RENEWAL
Following the expiration of its initial term, the Agreement shall continue in force and effect from year to year, provided that such continuance is specifically approved at least annually:
	1.	a.	by the Board, or
		b.	by the vote of a majority of the Series' outstanding voting
 securities (as defined in Section 2(a)(42) of the 1940 Act), and
	2.	by the affirmative vote of a majority of the trustees who are not parties to this Agreement or interested persons of a party to this Agreement (other than as a trustee of the Fund), by votes cast in person at a meeting specifically called for such purpose.


XIV.	TERMINATION
This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by vote of a majority of the Series' outstanding voting securities (as defined in Section 2(a)(42) of the 1940
 Act), or by the Adviser, on sixty (60) days' written notice to the other party. The notice provided for herein may be waived by the party required to be notified. This Agreement shall automatically terminate in the event of its "assignment" (as defined in Section 2(a)(4) of the 1940 Act).
XV.	LIABILITY
The Adviser shall be liable to the Fund and shall indemnify the Fund for any losses incurred by the Fund, whether in the purchase, holding or sale of any security or otherwise, to the extent that such losses resulted from an act or omission on the part of the Adviser or its officers, directors or employees, that is found to involve willful misfeasance, bad faith or negligence, or reckless disregard by the
 Adviser of its duties under this Agreement, in connection with the services rendered by the Adviser her
XVI.	LIMITATION OF LIABILITY FOR CLAIMS
The Fund's Declaration of Trust ("Declaration"), a copy of which, together with all amendments thereto, is on file in the Office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Aetna GET Fund" refers to the trustees under the Declaration collectively as trustees and not as individuals or personally, and that no shareholder of the Series, or trustee, officer, employee or agent of the Fund, shall be subject to claims against or obligations of the Fund or of the Series to any ext
ust estate only shall be liable.
The Adviser is hereby expressly put on notice of the limitation of liability as set forth in the Declaration and agrees that the obligations assumed by the Fund on behalf of the Series pursuant to this Agreement shall be limited in all cases to the Series and its assets, and the Adviser shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Series or any other series of the Fund, or from any trustee, officer, employee or agent of the Fund. The Adviser understands
s of each series under the Declaration are separate and distinct from those of any and all other series.
XVII.	NOTICES
Any notices under this Agreement shall be in writing, addressed and delivered, mailed postage paid, or sent by other delivery service, or by facsimile transmission to each party at such address as each party may designate for the receipt of notice. Until further notice, such addresses shall be:
if to the Fund, on behalf of the Series:
10 State House Square
Hartford, Connecticut 06103
Fax number 860/275-2158
Attention:  President

if to the Adviser:
10 State House Square
Hartford, Connecticut 06103
Fax number 860/275-4440
Attention:  President or Chief Compliance Officer
XVIII.  QUESTIONS OF INTERPRETATION
This Agreement shall be governed by the laws of the State of Connecticut.
 Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules or orders of the Commission issued pursuant to the 1940 Act, o terpretive positions taken by the Commission staff. In addition, where the effect of a requirement of the 1940 Act reflected in the provisions of this Agreement is revised by rule or order of the Commission, such provisions shall be deemed to incorporate the effect of such rule or order.
XIX. 	SERVICE MARK
The service mark of the Fund and the Series and the name "Aetna" have been adopted by the Fund with the permission of Aetna Services, Inc. (formerly known as Aetna Life and Casualty Company) and their continued use is subject to the right of Aetna Services, Inc. to withdraw this permission in the event the Adviser or another affiliated corporation of Aetna Services, Inc. should not be the investment adviser of the Series.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the 13th day of December, 2000.

Aeltus Investment Management, Inc.

Attest:

By:
/s/ Michael Gioffre

By:
/s/ Frank Litwin
Name:  Michael Gioffre		Name:  Frank Litwin
Title:    Secretary		Title:    Managing Director


	Aetna GET Fund
	on behalf of its Series L


Attest:

By:
/s/ Daniel E. Burton

By:
/s/ J. Scott Fox
Name:  Daniel E. Burton		Name:  J. Scott Fox
Title:    Secretary		Title:    President


Investment Advisory Agreement
Schedule Pursuant to Rule 483(d)(2) under the Securities Act of 1933

Investment Advisory Agreements have been entered into by Aetna GET Fund on behalf of the following series in substantially the same form and type as exhibit (d) - Investment Advisory Agreement, included herewith.


Date

Portfolio
Differences in Compensation
Differences in Expenses
12/13/00
Series C

0.60% of average
daily net assets
No Fee Waiver/Fee Cap
12/13/00
Series D
0.60% of average
daily net assets
Total annual operating fees do not exceed 0.75% of average daily net assets 12/13/00
Series E
0.60% of average
daily net assets
Total annual operating fees do not exceed 0.75% of average daily net assets 12/13/00
Series G
0.60% of average
daily net assets
Total annual operating fees do not exceed 0.75% of average daily net assets 12/13/00
Series H
0.60% of average
daily net assets
Total annual operating fees do not exceed 0.75% of average daily net assets 12/13/00
Series I
0.60% of average
daily net assets
Total annual operating fees do not exceed 0.75% of average daily net assets 12/13/00
Series J
0.60% of average
daily net assets
Total annual operating fees do not exceed 0.75% of average daily net assets 12/13/00
Series K
0.60% of average
daily net assets
Total annual operating fees do not exceed 0.75% of average daily net assets 12/13/00
Series M
0.25% of average daily net assets during the offering period
0.60% of average
daily net assets during the guarantee period
Total annual operating fees do not exceed 0.75% of average daily net assets